UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2015

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	777 Old Saw Mill River Road, Tarrytown, New York	10591
	(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2015, Progenics Pharmaceuticals, Inc. (the "Company") entered into a lease (the "Lease") for approximately 26,000 square feet of office space located at One World Trade Center, New York, New York.  The Company intends to use the leased premises as its headquarters.  The term of the Lease will commence on or about the earlier to occur of: (a) the later of (i) the parties entry into the Lease, (ii) the receipt of all necessary approvals or (iii) the date the landlord delivers possession of the built-out leased premises to the Company, or (b) the date the Company first occupies the leased premises.  The Company expects the lease term to commence in the second half of 2016.  The Lease term expires on September 30, 2030, and we have an option to renew the term for an additional five years.
The aggregate total rent payable by the Company during the initial term of the Lease for its new headquarters space will be approximately $33.1 million.  In addition to annual rent, the Company will pay certain additional expenses, including utilities (to the extent not separately metered to our leased space).
If we exercise our option to extend the term of the Lease for an additional five years, our base rent will be equal to the then-current fair market value for comparable space.  The fair market rent for an option period will be determined by us and the landlord based on the then current market rent for a direct lease of space of similar size and comparable condition in any first class office building located in Manhattan south of Chambers Street for a comparable term.  If we and the landlord fail to reach an agreement on the fair market rent, the rent will be set through an arbitration procedure in which we and the landlord will each present our proposed fair market rent and the arbitrators will select the amount that the arbitrators determine more closely represents the fair market rent.
The Lease contains customary default provisions that could result in the early termination of the Lease in the event the Company defaults under the terms and conditions of the Lease.  The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Lease set forth in Item 1.01 is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease, dated December 31, 2015, between Progenics Pharmaceuticals, Inc. and WTC TOWER 1 LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ PATRICK FABBIO
Patrick Fabbio
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: January 5, 2016